SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported)    January 4, 2005

RYERSON TULL, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

1-9117	36-3425828
(Commission File Number)	(I.R.S. Employer Identification No.)

2621 West 15th Place, Chicago, Illinois 60608

(Address Of Principal Executive Offices, including Zip Code)

(773) 762-2121

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, If Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

Item 2.01    Completion of Acquisition of Assets

On January 4, 2005, Ryerson Tull, Inc. (the “Company”) closed its acquisition of Integris Metals, Inc., a joint venture between Alcoa Inc. and BHP Billiton. The Company purchased all of the equity interest in Integris for $410 million plus assumption of approximately $234 million of Integris’ debt. The Company financed the acquisition by borrowing under a new credit facility.

The Stock Purchase Agreement entered into by the Company in connection with the transaction was previously filed as Exhibit 10.1 to the Company’s Report on Form 8-K, filed on October 29, 2004. Pro forma financial statements of the Company, which reflect the transaction, were previously filed as Exhibit 99.4 to the Company’s Report on Form 8-K, filed on December 23, 2004. Financial statements for Integris were previously filed as Exhibit 99.1 to the Company’s Report on Form 8-K, filed on December 23, 2004. Information relating to Integris is filed herewith as Exhibit 99.1.

Item 9.01    Financial Statements and Exhibits

A list of exhibits is attached hereto as an Exhibit Index and is incorporated by reference.

2

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RYERSON TULL, INC.

Dated: January 6, 2005	/S/ LILY L. MAY
By: Lily L. May Its: Vice President, Controller and Chief Accounting Officer

3

EXHIBIT INDEX

Exhibit No.	Description

99.1	Information relating to Integris Metals, Inc.

99.2	Press release issued on January 4, 2005 regarding the closing of the Integris Metals, Inc. acquisition.

4